As filed with the Securities and Exchange Commission on June 2, 2006.    Registration No. ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMAND SECURITY CORPORATION
(Exact name of registrant as specified in its charter)
         New York                                                             14-1626307
(State or Other Jurisdiction of                                                   (I.R.S. Employer Identification No.)
Incorporation or Organization)
Route 55 Lexington Park,
PO BOX 340
Lagrangeville, New York 12540
(Address of Principal Executive Offices)

2000 STOCK OPTION PLAN OF COMMAND SECURITY CORPORATION
COMMAND SECURITY CORPORATION 2005 STOCK INCENTIVE PLAN
EMPLOYMENT AGREEMENT OF BARRY I. REGENSTEIN
(Full Title of the Plans)

Barry I. Regenstein
Route 55 Lexington Park,
PO BOX 340
Lagrangeville, New York 12540
(Name and Address of Agent for Service)

(845) 454-3703
(Telephone Number, Including Area Code,
of Agent for Service)

Copy to:

Jeffrey L. Taylor
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
(212) 715-8000 (Fax)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
common stock, par value $.0001 per share	240,000(2)	$2.46(3)	$590,400	$63.17
common stock, par value $.0001 per share	200,000(4)	$1.35	$270,000	$28.81
common stock, par value $.0001 per share	20,000(5)	$0.75	$15,000	$1.61
common stock, par value $.0001 per share	920,000(6)	$2.46(7)	$2,263,200	$242.16
common stock, par value $.0001 per share	40,000(8)	$1.49	$59,600	$6.38
common stock, par value $.0001 per share	80,000(9)	$2.05	$164,000	$17.55
common stock, par value $.0001 per share	500,000(10)	$1.35	$675,000	$72.23

(1)   This Registration Statement is being filed with the Securities and Exchange Commission to register 2,000,000 shares of common stock which may be issued upon the exercise of stock options under (i) the 2000 Stock Option Plan of Command Security Corporation (the “2000 Plan”), under which 500,000 shares may be issued upon the exercise of stock options that have been or may be issued, (ii) the Command Security Corporation 2005 Stock Incentive Plan (the “2005 Plan”), under which 1,000,000 shares may be issued upon the exercise of stock options that have been or may be issued and (iii) the Employment Agreement of Barry I. Regenstein, dated August 30, 2004 (the “Employment Agreement”), under which 500,000 shares may be issued upon the exercise of stock option included in the Employment Agreement.

(2)    Represents shares available for grant under the 2000 Plan.

(3)
Estimated, in accordance with Rule 457(c) and Rule 457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the OTC on May 24, 2006, which is within five (5) business days prior to the date of this Registration Statement.

(4)    Represents shares of common stock subject to an option issued on August 29, 2004 pursuant to the 2000 Plan.

(5)    Represents shares of common stock subject to an option issued on January 30, 2001 pursuant to the 2000 Plan.

(6)   Represents shares that are available to be issued pursuant to awards that may be granted under the 2005 Plan.

(7)   Estimated, in accordance with Rule 457(c) and Rule 457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the OTC on May 24, 2006, which is within five (5) business days prior to the date of this Registration Statement.

(8)    Represents shares of common stock subject to options issued on May 23, 2005 pursuant to the 2000 Plan.

(9)    Represents shares of common stock subject to options issued on September 21, 2005 pursuant to the 2005 Plan.

(10) Represents shares that may be issued upon the exercise of stock options that have been issued under the Employment Agreement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed with the SEC on June 29, 2005;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 11, 2005;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on November 10, 2005;

(4)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, filed with the SEC on February 13, 2006;

(5)	the Registrant’s Current Report on Form 8-K, filed with the SEC on September 28, 2005;

(6)	the Registrant’s Current Report on Form 8-K, filed with the SEC on November 4, 2005;

(7)	the Registrant’s Current Report on Form 8-K, filed with the SEC on January 9, 2006;

(8)	the Registrant’s Current Report on Form 8-K, filed with the SEC on January 13, 2006;

(9)	the Registrant’s Current Report on Form 8-K, filed with the SEC on February 8, 2006;

(10)	the Registrant’s Current Report on Form 8-K, filed with the SEC on March 28, 2006; and

(11)
the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), dated July 11, 1990, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Registrant's certificate of incorporation provides indemnification for the Registrant's directors and officers to the fullest extent permitted under the NYBCL.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

(a)         Exhibits.

Exhibit Number	Description
4.1	Command Security Corporation 2005 Stock Incentive Plan (filed herewith).
4.2
Employment Agreement of Martin C. Blake (incorporated by reference to Exhibit 10.42 filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 10, 2004).

4.3
Amendment One to Employment Agreement of Martin C. Blake (incorporated by reference to Exhibit 10.43 filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 10, 2004).

4.4	Employment Agreement of Barry I. Regenstein (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K/A, filed with the SEC on December 15, 2004).
4.5	Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the form 10-K for the fiscal year ended March 31, 1993).
4.6	By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1991).

4.7	Amendments to By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K/A for the fiscal year ended March 31, 1994).
4.8	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Eighth Amendment to the Registration Statement filed on Form S-1, File No. 33-75336).
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP (filed herewith).
23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of D’Arcangelo & Co., LLP (filed herewith).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information with respect to the plan of distribution.

(2)     For the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), to treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(3)     To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, Command Security Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 2006.

COMMAND SECURITY CORPORATION

By: /s/ Barry I. Regenstein
----------------------------------------
Barry I. Regenstein
President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Barry I. Regenstein his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Barry I. Regenstein Barry I. Regenstein	President and Chief Financial Officer and (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)	June 1, 2006
/s/ Martin C. Blake Martin C. Blake	Chief Operating Officer and Director	June 1, 2006
/s/ Bruce Galloway Bruce Galloway	Chairman of the Board and Director	June 1, 2006
/s/ Robert S. Ellin Robert S. Ellin	Director	June 1, 2006
/s/ Peter Kikis Peter Kikis	Director	June 1, 2006
/s/ Thomas Kikis Thomas Kikis	Director	June 1, 2006
Martin Wade, III	Director	June 1, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Command Security Corporation 2005 Stock Incentive Plan (filed herewith).
4.2
Employment Agreement of Martin C. Blake (incorporated by reference to Exhibit 10.42 filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 10, 2004).

4.3
Amendment One to Employment Agreement of Martin C. Blake (incorporated by reference to Exhibit 10.43 filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the SEC on November 10, 2004).

4.4	Employment Agreement of Barry I. Regenstein (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K/A, filed with the SEC on December 15, 2004).
4.5	Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the form 10-K for the fiscal year ended March 31, 1993).
4.6	By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1991).
4.7	Amendments to By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K/A for the fiscal year ended March 31, 1994).
4.8	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Eighth Amendment to the Registration Statement filed on Form S-1, File No. 33-75336).
5.1	Opinion of Kramer Levin Naftalis & Frankel LLP (filed herewith).
23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of D’Arcangelo & Co., LLP (filed herewith).
24.1	Power of Attorney (included on the signature page of this Registration Statement).